EXHIBIT 99.1

PRESS RELEASE

THE CHILDREN'S PLACE TO FILE FOR FIVE-DAY EXTENSION TO COMPLETE
FIRST QUARTER 2005 FORM 10-Q DUE TO CERTAIN RESTATEMENTS

-No Impact To Any Income Statement Items Including EPS; Total Assets, Liabilities or
Stockholders' Equity; or Cash Flows from Operations-

-Additional Time Required To Restate Prior Year's Balance Sheets, Cash Flow Statements
and Lease CommitmentsTable-

           SECAUCUS, N.J.-- June 9, 2005--The Children's Place Retail Stores, Inc. (Nasdaq: PLCE - News) today announced that it will amend its Annual Report on Form 10-K for the year ended January 29, 2005 to file restated consolidated financial statements for fiscal 2003 and 2004 in order to correct two errors that were discovered while preparing the Company's financial statements for the fiscal first quarter ended April 30, 2005. The restatements do not impact any income statement items including earnings per share or the Company's total current assets or total current liabilities; total assets, liabilities or stockholders' equity; debt covenants; or cash flows from operations or cash flows from financing activities.

          The Company said that the restatements would delay the filing of the Company's Quarterly Report on Form 10-Q report for the first quarter of 2005 until its 2004 Form 10-K has been amended. Accordingly, the Company will file a notification of late filing with the Securities and Exchange Commission to obtain an extension until June 14, 2005 for filing its first quarter 2005 Form 10-Q. The Company believes that it will be able to complete and file both the amendment to its 2004 Form 10-K and its first quarter 2005 Form 10-Q by that date.

           During preparation of its first quarter 2005 Form 10-Q, the Company determined that its balance sheets for fiscal 2003 and the first quarter of fiscal 2004, and its statements of cash flows for fiscal 2003 and 2004 and the first and second quarters of fiscal 2004 included in its 2004 Form 10-K and previously filed Forms 10-Q had classified available-for-sale auction rate securities as cash and cash equivalents rather than as an investment. The restatement to correct this error increased cash flows used in investing activities by $22.3 million in fiscal 2003 and reduced cash flows used in investing activities by $22.3 million in fiscal 2004. It also increased cash flows used in investing activities by $20.0 million through the first quarter of fiscal 2004 and reduced cash flows used in investing activities by $22.3 million for the first six months of fiscal 2004. There was no impact on cash flows from operating activities or cash flows from financing activities.

          In addition, the Company discovered that the table summarizing its future minimum lease commitments, included in footnote 8 to the consolidated financial statements in its 2004 Form 10-K, contained computational errors relating to two store leases that were entered into as of January 29, 2005 for stores that were scheduled for opening during fiscal 2005, resulting in an overstatement of the Company's commitments under leases of approximately $49.0 million, or 5.7% of total restated lease commitments, over the lease term shown in the table. This restatement only affects the footnote disclosure of future lease commitments and had no impact on the Company's consolidated statements of income including earnings per share, balance sheets or statements of cash flows.

           After discussing these errors with the audit committee of the Board of Directors and the Company's independent registered public accounting firm, Company's management concluded that it would be necessary to amend and restate the Company's 2004 Form 10-K.

          The Company's management is currently evaluating whether the discovery of these errors has any impact on the conclusions stated in the initial 2004 Form 10-K regarding the effectiveness of the Company's disclosure controls and procedures and its internal controls over financial reporting.

          The Children's Place Retail Stores, Inc. is a leading specialty retailer of children's merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary "The Children's Place" and licensed "Disney Store" brand names. As of May 28, 2005, the Company owned and operated 759 The Children's Place stores and 307 Disney Stores in North America and its online store, www.childrensplace.com.

           This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. We undertake no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by The Children's Place or any other person that the events or circumstances described in such statement are material.

Contact:
     The Children's Place
     Hiten Patel, 201-902-2177